DUFF & PHELPS, LLC • 300 HEADQUARTERS PLAZA • EAST TOWER, 12TH FLOOR • MORRISTOWN, NJ 07960 • TEL. 973-775-8300 • FAX 973-775-8301
Exhibit 99.1
February 21, 2008

Mr. Craig A. Tooman
Executive Vice President,
Finance, and Chief Financial Officer
Enzon Pharmaceuticals, Inc.
685 Route 202/206
Bridgewater, NJ 08807
Email: craig.tooman@enzon.com
Subject: WRITTEN CONSENT TO REFERENCE DUFF & PHELPS, LLC IN SEC 10-K FILING
               OF ENZON PHARMACEUTICALS, INC.
Dear Mr. Tooman:
     We hereby consent to (i) the inclusion in the Annual Report on Form 10-K of Enzon Pharmaceuticals, Inc. (the Company) for the year ended December 31, 2007 to be filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2008, of references to our valuation results, to our valuation reports and to our firm’s name; and (ii) the incorporation by reference in the Registration Statement of the Company (Nos. 333-101898, 333-64110, 333-18051, 333-121468, 333-140282, 333-134453, and 333-132467) on Form S-8 and in the registration statement of the Company (No. 333-137723) on Form S-3, filed with the SEC referencing our final report regarding the fair value of the goodwill and intangible assets of the Abelcet asset group, provided to you on February 23, 2006, and to references to our firm’s name therein.
     In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the SEC thereunder, nor do we admit that we are experts with respect to any part of such Form 10-K within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the rules and regulations of the SEC thereunder. The responsibility for determining fair value of the goodwill and intangible assets as well as the performance of the impairment testing rests solely with the Company and our valuation reports were used as part of the Company’s analysis in reaching their conclusion of value.
Sincerely,

Duff & Phelps, LLC